COTT CORPORATION ANNOUNCES STRENGTHENED SENIOR MANAGEMENT TEAM TO DRIVE COMPANY RENEWAL
•	New senior management structure aligns global functions

•	Two new business units to focus on customers, sales and marketing

•	New appointments add world-class business experience to Cott

•	Internal promotions provide ongoing leadership
TORONTO, July 27, 2006 — Cott Corporation (NYSE:COT; TSX:BCB) today announced changes to its senior management structure, roles and responsibilities, as well as the addition of two new, highly successful executives to its senior management team.
Under the new structure, two business units (North America and International) are being created to focus on customer management, channel development, sales, and marketing. Supporting the business units are four centralized functions — People, Supply / Manufacturing, Finance and Legal/Corporate Development. The centralized structure will drive standardization and performance in all functions of the Company.
North America and International Business Units
Leading the North American business unit as President will be John Dennehy, currently Senior Vice President of Sales and Marketing for North America. John has more than 25 years of experience in the North American beverage industry and world-class abilities in customer relationships and sales. John was one of Cott’s first U.S. employees when he joined the Company in 1991 and he played a key role in the Company’s recent North American realignment.
In the International business unit, Cott announced the hiring of Wynn Willard as President, International. Wynn has extensive senior leadership experience with major international consumer packaged goods companies including Cadbury Schweppes, Nabisco and Hershey Foods. Wynn has been President of Planters Company, CEO of Nabisco Ltd. and most recently, Chief Executive Officer of New World Pasta Company. He brings extensive experience in sales, distribution and channel development.
Global Functions
Leading the People function will be Abilio Gonzales, who has been appointed Cott’s Chief People Officer. Abilio brings global senior level Human Resources experience in world-class companies including Proctor and Gamble, PepsiCo and Panamco. Most recently, he was a General Manager in Human Resources for Microsoft Corporation. Abilio will be responsible for transforming Cott’s performance management and target setting system, talent development and training systems, and compensation strategy.
Global supply and manufacturing operations will be centralized in the new structure and led by a Chief Supply and Manufacturing Officer to be named at a later date.

This function will include the Company’s manufacturing and bottling operations including concentrate manufacturing, as well as supply chain, technical research and development, procurement and quality assurance.
Clyde Preslar remains as Chief Financial Officer with responsibility for all of the Company’s financial planning and reporting, investor relations and global information technology functions. Clyde joined Cott in August of last year after spending nine years as CFO of Lance Inc., a U.S. manufacturer of branded and retailer brand snack foods. Mark Halperin, currently General Counsel and Corporate Secretary, will assume the role of Chief Legal and Corporate Development Officer with responsibility for all of Cott’s legal functions, as well as mergers and acquisitions. Since joining Cott in 1993, Mark has played a significant role in the growth and development of the Company’s business.
Cott also announced three internal promotions as part of the senior management changes. Jason Nichol, currently Vice President, Business Development Wal-Mart, is promoted to Senior Vice President, Wal-Mart. In this role, Jason will become a permanent member of the Company’s Management Committee. Jason has done an outstanding job developing Cott’s business with Wal-Mart and adds excellent sales and customer management expertise to help drive profitability and growth throughout the Company.
Nick Whitley is promoted to Managing Director, Cott U.K. Nick has been instrumental in driving the strong performance of Cott’s U.K. business and has been successfully leading the integration of the recent Macaw acquisition, the largest in the Company’s history. Nick is widely respected in the U.K. trade and brings depth of experience in sales, marketing and general management to his new role.
Kerry Morgan, currently Director of Corporate Communications, is promoted to Vice President, Corporate Communications, reflecting the importance of enhanced communication with all of Cott’s internal and external stakeholders. Kerry joined the Company in 2004 and was previously Vice President of Communications for an international, publicly-traded broadcasting and entertainment company.
Both Jason and Nick will report to their respective business unit Presidents. The business unit Presidents and functional leaders will each report directly to Brent Willis, President and CEO. The senior management team providing day-to-day operational leadership of the Company will be consolidated at Cott’s U.S. headquarters in Tampa, Florida.
Executive Departures
As a result of these changes, three senior executives will be leaving the Company. Mark Benadiba, Executive Vice President of North American Operations, has been with Cott since 1990 and is responsible for the outstanding growth of the Canadian business during his tenure as President of Canada, as well as establishing the Company’s business in Mexico and Brazil. He led the acquisition of numerous manufacturing plants in North America and most recently led the streamlining of

North American operations, delivering improved plant efficiencies and building a strong manufacturing foundation.
Colin Walker, Senior Vice-President of Corporate Resources, was instrumental in establishing the Company’s human resource practices and policies when he joined Cott as Vice President of Human Resources in 1998. During the past several years, he has led the Company’s research and development function, concentrate manufacturing and Royal Crown International. Colin played a key role in Cott’s recent international growth in markets such as Mexico, Brazil and China, with the Company’s recent business arrangements in that important global market.
Andrew Murfin, Managing Director of the U.K. and Europe, led one of the Company’s most successful turnarounds, rebuilding the U.K. business to profitability after joining Cott in 2003. Andy spearheaded the Company’s successful entry into the non-carbonated beverage segments in the U.K.
“These three men are highly respected professionals and they should be commended for their significant contributions to Cott,” said Brent Willis, Cott’s President and CEO. “We want to thank them for their commitment and dedication to the Company.”
The senior management changes take effect August 1, 2006.
About Cott Corporation
Cott Corporation is one of the world’s largest non-alcoholic beverage companies and the world’s largest retailer brand beverage supplier. The Company commercializes its business in over 60 countries worldwide, with its principal markets being the United States, Canada, the United Kingdom and Mexico. Cott markets or supplies over 200 retailer and licensed brands, and Company-owned brands including Cott®, Royal Crown, Vintage®, Vess® and So Clear™. Its products include carbonated soft drinks, sparkling and flavoured mineral waters, energy drinks, juices, juice drinks and smoothies, ready-to-drink teas, and other non-carbonated beverages. The Company’s website is www.cott.com.
Safe Harbor Statements
This press release contains forward-looking statements reflecting management’s current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company. Forward-looking statements, specifically those concerning future performance such as those relating to the ability of individuals to accomplish change and the ability of structural organizational changes to improve financial performance, are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties are detailed from time to time in the Company’s filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, the Company’s ability to restore plant efficiencies and lower logistics costs, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company’s ability to develop new products that appeal to consumer tastes, the Company’s ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, the ability to retain qualified persons, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation and regulatory review, loss of key customers and retailers’ continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.
COTT CONTACTS:

Media Relations Kerry Morgan	Tel: (416) 203-5613

Investor Relations Edmund O’Keeffe	Tel: (416) 203-5617

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